CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46531) of Agouron Pharmaceuticals, Inc. of our report dated July 16, 1998 appearing on page F-1 of this Form 10-K.


/s/  PRICEWATERHOUSECOOPERS LLP

San Diego, California
August 4, 1998